EXHIBIT 10.1

WAIVER AGREEMENT

This letter agreement (this “Agreement”) is entered into as of May 13, 2025, by and between Classover Holdings, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. Reference is made to (i) that certain Securities Purchase Agreement, dated November 22, 2024, as amended (the “Securities Purchase Agreement”), by and among the Company, the Holder, Battery Future Acquisition Corp., a Cayman Islands exempted company and now wholly-owned subsidiary of the Company, and Class Over Inc., a Delaware corporation, pursuant to which, among other things, the Holder acquired certain shares of Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Preferred Shares”), and warrants to acquire additional Preferred Shares (the “Preferred Warrants”), and (ii) that certain Registration Rights Agreement, dated April 4, 2025 (the “Registration Rights Agreement”), by and among the Company and the Holder. Capitalized terms used but not defined herein shall have the meaning set forth in the Securities Purchase Agreement.

B. The Company currently desires to obtain a waiver, in part, effective as of the date hereof, of the Company’s obligations under Section 2(a) of the Registration Rights Agreement to file a Registration Statement registering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) such that (x) the Filing Deadline (as defined in the Registration Rights Agreement) shall be extended from 45 calendar days to 75 calendar days after the Closing Date (or, if the Registrable Securities will be included in the Company’s registration statement on Form S-1 (Registration Number 333-287044) (the “Resale Form S-1”) by way of amendment and such Resale Form S-1 is reviewed by the SEC, 105 calendar days after the Closing Date) and (y) the Effectiveness Deadline (as defined in the Registration Rights Agreement) shall be extended from 60 calendar days to 90 calendar days after the Closing Date (or, if the Registrable Securities will be included in the Resale Form S-1 and such Resale Form S-1 is reviewed by the SEC, 150 calendar days after the Closing Date) (the “Waiver”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Company and the Holder agree as follows:

1. Waiver. The Holder hereby agrees to the Waiver in its capacity as a holder of one or more Preferred Shares and, upon the Company’s receipt of waivers from the Required Holders (as defined in the Registration Rights Agreement) (the “Waiver Date”), the Waiver shall be effective as of the date hereof.

2. Limitation of Waiver. The Waiver set forth in this Agreement constitutes a one-time waiver and is limited to the matters expressly waived herein and should not be construed as an indication that the Holder would be willing to agree to any future modifications to, consent of, or waiver of any of the terms of any other agreement, instrument or security or any modifications to, consents of, or waiver of any default that may exist or occur thereunder.

3. Ratifications. Except as otherwise expressly provided herein, each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

4. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City Time, on or prior to the second business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

5. Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the Required Holder) in an aggregate non-accountable amount of $2,500 for costs and expenses incurred by it in connection with drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence.

6. Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY: CLASSOVER HOLDINGS, INC.

By:
Name: Hui Luo Title: Chief Executive Officer

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IN WITNESS WHEREOF, Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

By:
Name:
Title:

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